Exhibit (c)(xii) [****] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Presentation to the Board of Directors Project Picasso Goldman Sachs & Co. LLC th June 6 , 2024 Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board ) and senior management of Picasso (the Company ) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. 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The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice. 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Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Board, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand. The Confidential Information does not address, nor does Goldman Sachs express any view as to, the potential effects of volatility in the credit, financial and stock markets on the Company, any other party to any transaction or any transaction. 2

Table of Contents I. Process and Transaction Overview II. Public Market Valuation Perspectives III. Overview of Management Plan IV. Financial Analysis Appendix A: Supplementary Materials 3

I. Process and Transaction Overview

Summary of Party Engagement Sponsors Outbound (9) Sponsor Inbound Strategics (5) (1) [****] [****] [****] [****] Initial [****] [****] [****] Engagement (15) [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] Executed NDA, Management Presentations and/or Deep Dive [****] [****] [****] [****] [****] Meetings (9) [****] Non-Binding Proposals “Best and Final” written offer Verbal offer Received $22.80 $20-21 Process and Transaction Overview 5

Picasso Illustrative Analysis at Various Prices

($ in millions, except per share data)

INVESTMENT BANKING

		Undisturbed[1]	Deal Price
Share Price		**$ 16.64**	**$ 22.80**
Fully Diluted Shares Outstanding		213.99	214.78
Implied Equity Value		**$ 3,561**	**$ 4,897**
(+) Net Debt as of 31-Mar-2024		943	943
(+) TRA		419[2]	0
Illustrative Enterprise Value		**$ 4,922**	**$ 5,840**
% Premium to Share Price	**Undisturbed[3]**		
Undisturbed Share Price (07-May-2024)	*$ 16.64*		*37 %*
1 Month VWAP	*18.15*		*26*
3 Month VWAP	*20.01*		*14*
6 Month VWAP	*21.27*		*7*
52 Week High	*25.16*		*(9)*
52 Week Low	*16.15*		*41*
EV / EBITDA (Management)	**Metric**		
CY2024E	$ 277	17.8 x	21.1 x
CY2025E	$ 327	15.1 x	17.9 x
EV / uFCF (Management)	**Metric**		
CY2024E	$ 248[4]	19.8 x	23.5 x
CY2025E	$ 313	15.7 x	18.7 x
EV / EBITDA (Street)	**Metric**		
CY2024E	$ 271	18.2 x	21.6 x
CY2025E	$ 307	16.0 x	19.0 x
EV / uFCF (Street)	**Metric**		
CY2024E	$ 230	21.4 x	25.4 x
CY2025E	$ 280	17.6 x	20.9 x

Source: Financial forecasts for Picasso prepared by the Picasso Management and approved by Picasso for Goldman Sachs' use ("Picasso Management Plan").
Note: Fully diluted shares outstanding represents deal price of $22.80 according to the 04-Jun-2024 equity capitalization, calculated using treasury stock method consisting of common shares of 203,742,206, performance MIUs of 2,704,549 with a weighted average participation threshold of $12.11, restricted share units ("RSU") of 8,207,817, market share units ("MSU") of 555,775 issued on 25-Mar-2023 with a strike price of $19.48, MSUs of 404,784 issued on 01-Apr-2024 with a strike price of $20.90, performance share units ("PSU") of 537,799 issued on 01-Apr-2024, net debt of $1,362M as of 31-Mar-2024, comprised of gross debt of $961M, tax receivable agreement ("TRA") of $419M, and cash and cash equivalents of $17M, all, as provided by Picasso Management or obtained from Picasso most recent public filings, and approved by Picasso for Goldman Sachs' use collectively defined as "Picasso Capitalization". [1] Reflects closing price as of 07-May-2024. [2] Book Value as of most recent public filings. [3] 52-week high / low and VWAPs shown as of 07-May-2024 to reflect the date of the undisturbed price. [4] 2024 uFCF excludes $42M cash paid for acquisitions.

Process and Transaction Overview 6

II. Public Market Valuation Perspectives

Picasso Stock Price Performance

Since Picasso IPO

INVESTMENT BANKING



$30.0
$20.0
$10.0
Share Price (USD)
Jul-21
Jan-22
Jul-22
Jan-23
Jun-23
Dec-23
Jun-24
52-Week High $ 25.16
Current $ 22.24
6-Month VWAP $ 21.27
3-Month VWAP $ 20.01
1-Month VWAP $ 18.15
Undisturbed Price 07-May-2024 $ 16.64
52-Week Low $ 16.15
08-May-2024
WSJ reports Bain Capital interest in Picasso
Share price rises from $16.64 to $19.15 – 15%

Source: FactSet; market data as of 05-Jun-2024
Note: Reflects trading performance from 28-Jul-2021 to 05-Jun-2024. 52-week high / low and VWAPs shown as of 07-May-2024 to reflect the date of the undisturbed price.

Public Market Valuation Perspectives 8

Picasso Indexed Stock Price Performance Since Picasso IPO 225 % Since IPO Performance (%) 1Y 6M YTD 3M 1M Picasso 24% 18% (4)% (6)% 10% 34% 200 % Instructure 18 (8) (16) (17) 5 14 Tyler (2) 21 18 16 16 3 Performance since IPO up to 1 Vertical Software 13 26 8 5 2 (0) undisturbed date (07-May-2024) 175% (8) % 150% 125% 24% 18% 13% 100% (2)% 75% 50% 25% 0 % Jul-2021 Nov-2021 Feb-2022 Jun-2022 Sep-2022 Jan-2023 Apr-2023 Aug-2023 Nov-2023 Feb-2024 Jun-2024 Source: FactSet, market data as 05-Jun-2024 Note: Since Picasso IPO as 28-Jul-2021. Picasso share price performance indexed to $18.00 per share. 1 Includes Appfolio, Autodesk, Aspen Tech, Descartes, Guidewire, Jamf, nCino, Procore, SPS Commerce, and Veeva. Public Market Valuation Perspectives 9 Indexed Share Price Performance

Valuation Multiples Over Times Since Picasso IPO NTM EV / EBITDA Multiples Since Picasso IPO NTM EV / UFCF Multiples Since Picasso IPO 70 x 70 x 60 x 60 x 50 x 50 x 49.1 x 40 x 40 x 39.7 x 36.2 x 30 x 30 x 30.9 x 24.6 x 21.5 x 20 x 20 x 18.3 x 15.2 x 10 x 10 x Undisturbed NTM EV / EBITDA Undisturbed NTM EV / UFCF Multiple: 17.4 x Multiple: 19.9 x 0 x 0 x Jul-2021 Jan-2022 Jul-2022 Jan-2023 Jun-2023 Dec-2023 Jun-2024 Jul-2021 Jan-2022 Jul-2022 Jan-2023 Jun-2023 Dec-2023 Jun-2024 1 Instructure Vertical Software Picasso Tyler Source: FactSet median consensus estimates; market data as of 05-Jun-2024 Note: Reflects trading performance from 28-Jul-2021 to 04-Jun-2024. Maximum threshold for trading multiples set to 70.0x. 1 Includes Appfolio, Autodesk, Aspen Tech, Descartes, Guidewire, Jamf, nCino, Procore, SPS Commerce, and Veeva. Public Market Valuation Perspectives 10

Goldman Sachs
INVESTMENT BANKING

Current Wall Street Perspectives

Street Projections | Target Price & Analyst Sentiment | $ in Millions

Evolution of Picasso Revenue Estimates


Yearly Revenue Estimate (USD)
$ 1,100
$ 1,000
$ 900
$ 800
$ 700
$ 600
Jun-2023
Dec-2023
Jun-2024
$ 981
$ 874
$ 789
FY2024E
FY2025E
FY2026E

Evolution of Picasso EBITDA Estimates


Yearly EBITDA Estimate (USD)
$ 400
$ 350
$ 300
$ 250
$ 200
Jun-2023
Dec-2023
Jun-2024
$ 355
$ 307
$ 271
FY2024E
FY2025E
FY2026E

IBES Median Target Price


Share Price (USD)
$40
$30
$20
$10
$0
Jun-2023
Dec-2023
Jun-2024
$ 26.00
$ 22.24
Share Price
Target Price

Evolution of Analyst Sentiment


7 %
7 %
7 %
7 %
7 %
8 %
8 %
8 %
14 %
14 %
14 %
8 %
7 %
93 %
93 %
93 %
93 %
93 %
92 %
92 %
92 %
86 %
86 %
86 %
92 %
93 %
Jun-2023
Jul-2023
Aug-2023
Sep-2023
Oct-2023
Nov-2023
Dec-2023
Jan-2024
Feb-2024
Mar-2024
Apr-2024
May-2024
Jun-2024
Buy
Hold

Broker Valuation Methodologies

Broker	Date	12-Month Price Target	PV of Price Target[1]	Valuation Methodology
Piper Sandler	10-May-24	$24.00	$21.00	6.5x 2025E Revenue
Jefferies	8-May-24	$30.00	$26.50	DCF
Macquarie	8-May-24	$27.00	$23.50	DCF
Barclays	8-May-24	$23.00	$20.00	18.0x 2025E EBITDA
BofA	8-May-24	$31.00	$27.00	23.5x 2025E EBITDA
UBS	8-May-24	$20.00	$17.50	21.6x 2025E FCF
Needham	13-May-24	$26.00	$23.00	7.5x 2024E Revenue
RBC	8-May-24	$22.00	$19.50	7.0x 2024E Revenue
Median[2]		**$25.00**	**$22.00**	

Source: FactSet; market data as of 05-Jun-2024
Note: Anonymous brokers are excluded from the Current Broker Recommendation table but included in median.
[1] 12-month price target discounted back at 11.4% Ke as of 07-May-2024 and rounded to the nearest $0.50. [2] Represents median of the select brokers listed in the table and not necessarily reconcile to the IBES median target price.

Public Market Valuation Perspectives
11

III. Overview of Management Plan

Picasso Historical and Projected Financial Profile ($ in millions) Historical Picasso Management Plan CAGR 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2029E 21-23A 24-29E Revenue $ 559 $ 631 $ 698 $ 788 $ 874 $ 975 $ 1,093 $ 1,231 $ 1,392 12% 12 % YoY Growth 13% 11% 13% 11% 12% 12% 13% 13 % Adjusted EBITDA $ 161 $ 196 $ 232 $ 277 $ 327 $ 378 $ 439 $ 513 $ 595 20% 17 % YoY Growth 22% 18% 19% 18% 16% 16% 17% 16% % Margin 29% 31% 33% 35% 37% 39% 40% 42% 43 % Unlevered Free Cash Flow $ 170 $ 146 $ 204 $ 206 $ 313 $ 365 $ 428 $ 475 $ 540 9% 21 % YoY Growth (14)% 39% 1% 52% 16% 17% 11% 14% % uFCF Conversion 106% 74% 88% 75% 96% 96% 97% 93% 91 % Source: Picasso Management Plan Overview of Management Plan 13

Picasso Management vs Street Financial Profile ($ in millions) Unlevered Cash Flow Revenue Adjusted EBITDA Management expects 4% $ 378 higher margin in ‘25E $ 363 $ 981 versus street estimates $ 355 $ 355 $ 327 $ 975 $ 313 $ 874 $ 307 $ 277 $ 874 $ 280 $ 248 $ 789 $ 271 $ 788 Management expects margin expansion $ 230 300bps greater than the street by 2026 Excludes acquisition cash outflows of $42mm in ‘24E 2024E 2025E 2026E 2024E 2025E 2026E 2024E 2025E 2026E % YoY Growth % Margin % Margin 1 Street 13% 11% 12 % Street 34% 35% 36 % Street 29% 32% 36 % Mgmt. 13% 11% 12 % Mgmt. 35% 37% 39 % Mgmt. 31% 36% 37% 1 Source: Picasso Management Plan, Company filings, FactSet median consensus estimates; market data as of 05-Jun-2024. Picasso (Street) uFCF calculated as (CFO – CapEx – Cap. Software Development Costs + Interest Expense * (1- Tax Rate)). Assumes 1.2% illustrative pre-TRA payout tax rate, per Picasso Management. Overview of Management Plan 14

Financial Profile Benchmarking CY 2024E – 2026E Revenue CAGR Median: 12% 20% 19% 17% 15% 14% 13% 12% 11% 11% 11% 11% 9% 9% 9 % Picasso Picasso Street Management CY 2024E EBITDA Margin ’24-’26 CAGR Median: 28% 44% 41% 40% 40% 35% 37% 34% 30% 27% 26% 17% 15% 16% 14% 17% 14% 12% 11% 13% 15% 10% 18% 14% 23% 35% 35% 37% 20 % Picasso Picasso Management Street 1 CY2024E uFCF Margin ’25 2 Growth 42 % Median: 23% 35% 34% 31% 31% 29% 24% 21% 24% 20% 15% 14% 12% 13% 26% 22% 15% 21% 15% 13% 40% 20% 25% 15% 37% 48% 105% 38 % Picasso Picasso 3 Management Street 1 Source: Picasso Management Plan, Company filings, FactSet median consensus estimates; market data as of 05-Jun-2024. uFCF margin is calculated as (CFO – CapEx – Cap. Software Development Costs + Interest Expense * (1- Tax Rate)) / Revenue. Assumes 1.2% illustrative pre-TRA payout tax rate for Picasso, per Picasso Management. 2024 Cap. Software Development Costs calculated as 2023 % of revenue multiplied by 2024 revenue if 2 3 consensus estimates were unavailable. Reflects 2025 uFCF growth %. 2025 growth % used instead of 2024-2026 CAGR given 2026 consensus estimates unavailable. 2024E uFCF normalized to exclude the $42mm of acquisition cash outflows. Overview of Management Plan 15

IV. Financial Analysis

Goldman Sachs | INVESTMENT BANKING

Picasso Financial Analysis Summary

Methodology	Implied Equity Value Per Share	Commentary
Discounted Cash Flow	$ 18.00 – $ 31.50	■ 9.0% - 10.5% Discount Rate ■ 2.0% - 4.0% Perpetuity Growth Rate ■ 10.75 Year DCF
Present Value of Future Share Price (EBITDA)	$ 17.75 – $ 27.10	■ Picasso Management: $327 - $439mm (2025E – 2027E EBITDA) ■ High: 20.0x EV / NTM EBITDA ■ Low: 16.0x EV / NTM EBITDA ■ Cost of Equity[1]: 11.4%
Present Value of Future Share Price (uFCF)	$ 21.55 – $ 31.30	■ Picasso Management: $313 - $428mm (2025E – 2027E UFCF) ■ High: 23.5x EV / NTM UFCF ■ Low: 19.5x EV / NTM UFCF ■ Cost of Equity[1]: 11.4%
Precedent Premia	$ 20.70 – $ 25.40	■ Picasso undisturbed share price of $16.64 (as of 07-May-2024) ■ High: 75th Percentile of 52.7% ■ Low: 25th Percentile of 24.5%
Precedent Premia to 52 Week High	$ 19.10 – $ 27.95	■ Picasso 52 Week Intra High Share Price of $25.16 (as of 06-Feb-2024) ■ High: 75th Percentile of 11.1% ■ Low: 25th Percentile of (24.1)%
Precedent Transactions	$ 13.00 – $ 20.00	■ Picasso Management: NTM EBITDA of $289mm ■ High: 75th Percentile 19.5x EV/NTM EBITDA ■ Low: 25th Percentile 14.3x EV/NTM EBITDA
For Reference: Historical Trading	$ 16.15 – $ 25.16	■ 52 Week Intra High: $25.16 (06-Feb-2024) ■ 52 Week Intra Low: $16.15 (07-May-2024)
For Reference: Analyst Target Price	$ 17.50 – $ 27.00 (Median: $22.00)	■ High PV of Price Target: $27.00 – BofA: 08-May-2024 ■ Low PV of Price Target: $17.50 – UBS: 08-May-2024

Undisturbed Price[1]: $ 16.64   Deal Price: $22.80

Source: Picasso Management Plan; Picasso Capitalization as of 04-Jun-2024; Company filings; Market data as of 05-Jun-2024

Note: Implied Equity Value per Share includes the impact of TRA at ~$419M Book Value as of most recent public filings. [1] As of 07-May-2024.

Financial Analysis 17

Picasso Illustrative Analysis at Various Prices ($ in millions, except per share data) 1 Undisturbed Deal Price Share Price $ 16.64 $ 22.80 Fully Diluted Shares Outstanding 213.99 214.78 Implied Equity Value $ 3,561 $ 4,897 (+) Net Debt as of 31-Mar-2024 943 943 2 (+) TRA 419 0 Illustrative Enterprise Value $ 4,922 $ 5,840 3 Undisturbed % Premium to Share Price Undisturbed Share Price (07-May-2024) $ 16.64 37% 1 Month VWAP 18.15 26 3 Month VWAP 20.01 14 6 Month VWAP 21.27 7 52 Week High 25.16 (9) 52 Week Low 16.15 41 Metric EV / EBITDA (Management ) CY2024E $ 277 17.8 x 21.1 x CY2025E $ 327 15.1 x 17.9 x Metric EV / uFCF (Management ) 4 CY2024E $ 248 19.8 x 23.5 x CY2025E $ 313 15.7 x 18.7 x Metric EV / EBITDA (Street) CY2024E $ 271 18.2 x 21.6 x CY2025E $ 307 16.0 x 19.0 x Metric EV / uFCF (Street) CY2024E $ 230 21.4 x 25.4 x CY2025E $ 280 17.6 x 20.9 x Source: Picasso Management Plan; Picasso Capitalization. 1 2 3 4 Note: Reflects closing price as of 07-May-2024. Book Value as of most recent public filings. 52-week high / low and VWAPs shown as of 07-May-2024 to reflect the date of the undisturbed price. 2024 uFCF excludes $42M cash paid for acquisitions. Financial Analysis 18

Illustrative Picasso Discounted Cash Flow Analysis 10.75 Year DCF Discounted to 31-Mar-2024 Implied Equity Value per Share Implied Terminal Value / Terminal Year uFCF Multiple Perpetuity Growth Rate Perpetuity Growth Rate 18.0 x 2.0% 3.0% 4.0% 8.8 x 2.0% 3.0% 4.0% 9.00% $ 23.90 $ 27.10 $ 31.50 9.00% 10.7 x 12.7 x 15.3 x 9.75% 20.65 23.05 26.25 9.75% 9.7 11.2 13.3 10.50% 18.00 19.85 22.25 10.50% 8.8 10.1 11.8 Implied Growth Adjusted Terminal Value / Terminal Year uFCF Multiple Perpetuity Growth Rate 1.3 x 2.0% 3.0% 4.0% 9.00% 1.55 x 1.83 x 2.22 x 9.75% 1.40 x 1.63 x 1.93 x 10.50% 1.28 x 1.46 x 1.71 x Source: Picasso Capitalization as of 04-Jun-2024 and Picasso Management Plan Note: Future cash flow discounted to 31-Mar-2024 using mid-year convention for cash flows. Terminal value calculated using terminal year projected financials. Implied share price calculated by subtracting net debt and book value of TRA (per most recent public filings) from the enterprise value, and dividing by fully diluted shares outstanding, per Picasso Capitalization. Financial Analysis 19 WACC WACC WACC

Goldman Sachs
INVESTMENT BANKING

Illustrative Picasso Present Value of Future Share Price – EBITDA Multiple Method

(All Other Figures in US$ millions)

Illustrative Future Share Price[1,2]


$ 36.50
$ 30.50
$ 25.35
$ 32.55
$ 27.05
$ 28.65
$ 16.64
$ 22.30
$ 23.65
$ 19.25
Undisturbed Share Price: 07-May-2024
31-Dec-24B
31-Dec-25E
31-Dec-26E

Illustrative PV of Future Share Price[1,2]


$ 27.10
$ 25.25
$ 23.35
$ 24.20
$ 22.40
$ 20.55
$ 16.64
$ 21.30
$ 19.55
$ 17.75
Undisturbed Share Price: 07-May-2024
31-Dec-24B
31-Dec-25E
31-Dec-26E

NTM EBITDA Multiple @ 16.0x — NTM EBITDA Multiple @ 18.0x — NTM EBITDA Multiple @ 20.0x

Illustrative Future Share Price Metrics[1]

	2024YE	2025YE	2026YE
NTM EBITDA	$ 327	$ 378	$ 439
Debt	830	821	813
Cash	160	425	749
Fully Diluted Shares Outstanding (M)[3]	215	220	225

Source: Picasso Management Plan, Picasso Capitalization, FactSet, market data as of 05-Jun-2024
Note: [1]Share prices rounded to nearest 5 cents for illustrative purposes and include impact of TRA with book value as of most recent public filings. [2] Present value of future share prices calculated by discounting future shares prices to 31-Mar-2024 at an illustrative cost of equity of 11.4%. [3] Future share count reflects diluted count (including RSUs, Performance MIUs, MSUs, and PSUs) and forecast share-based compensation issued at future share prices, per Picasso management. Debt and cash balance reflects Picasso Management Plan.

Financial Analysis
20

Illustrative Picasso Present Value of Future Share Price – Unlevered Free Cash Flow Multiple Method

INVESTMENT BANKING

(All Other Figures in US$ millions)


Illustrative Future Share Price[1,2]
$ 16.64
$ 29.20
$ 26.25
$ 23.35
$ 35.10
$ 31.80
$ 28.45
$ 42.15
$ 38.35
$ 34.50
Undisturbed Share Price: 07-May-2024
31-Dec-24B
31-Dec-25E
31-Dec-26E


Illustrative PV of Future Share Price[1,2]
$ 16.64
$ 26.90
$ 24.20
$ 21.55
$ 29.05
$ 26.30
$ 23.55
$ 31.30
$ 28.45
$ 25.65
Undisturbed Share Price: 07-May-2024
31-Dec-24B
31-Dec-25E
31-Dec-26E
NTM uFCF Multiple @ 19.5x
NTM uFCF Multiple @ 21.5x
NTM uFCF Multiple @ 23.5x

Illustrative Future Share Price Metrics[1]

	2024YE	2025YE	2026YE
NTM Unlevered Free Cash Flow	$ 313	$ 365	$ 428
Debt	830	821	813
Cash	160	425	749
Fully Diluted Shares Outstanding (M)[3]	215	220	225

Source: Picasso Management Plan, Picasso Capitalization, FactSet, market data as of 05-Jun-2024

Note: [1]Share prices rounded to nearest 5 cents for illustrative purposes and include impact of TRA with book value as of most recent public filings. [2] Present value of future share prices calculated by discounting future shares prices to 31-Mar-2024 at an illustrative cost of equity of 11.4%. [3] Future share count reflects diluted count (including RSUs, Performance MIUs, MSUs, and PSUs) and forecast share-based compensation issued at future share prices, per Picasso management. Debt and cash balance reflects Picasso Management Plan.

Financial Analysis 21

Goldman Sachs

Select Precedent Transactions

INVESTMENT BANKING

EBITDA Multiples | Software Transactions >$1 Billion with <15% Revenue Growth Since 2019

EV / NTM EBITDA[1]


29.3 x
28.7 x
27.6 x
19.7 x
19.3 x
18.4 x
17.5 x
16.6 x
15.7 x
14.5 x
14.4 x
14.2 x
14.1 x
14.0 x
12.6 x
75th Percentile: 19.5 x
Median: 16.6 x
25th Percentile: 14.3 x

Announcement	Dec-2020	Dec-2023	Jul-2023	Jun-2021	Aug-2022	Jan-2024	Feb-2024	Mar-2023	Nov-2021	Apr-2023	Dec-2021	May-2022	Jan-2022	Aug-2023	Aug-2023
Target	RealPage	Alteryx	New Relic	Cloudera	Frontline	Procare	Everbridge	Momentive	McAfee	Software AG	Cerner	VMware	Citrix	SUSE	Avid Technology
Acquiror	Thoma Bravo	Clearlake	Francisco Partners & TPG	CD&R & KKR	Roper	Roper	Thoma Bravo	Symphony Technology Group	Investor Group	Silver Lake	Oracle	Broadcom	Vista & Elliott	EQT	Symphony Technology Group
Transaction Value ($bn)[2]	$ 10.3	$ 4.4	$ 6.1	$ 4.9	$ 3.7	$ 1.9	$ 1.8	$ 1.5	$ 14.1	$ 2.6	$ 29.4	$ 69.2	$ 16.4	$ 3.5	$ 1.4
% Cash Consideration	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %	49 %	100 %	100 %	100 %
Premium to Undisturbed	31 %	59 %	17 %	24 %	-	-	47 %	46 %	23 %	63 %	20 %	44 %	24 %	67 %	32 %
Acquiror EV / NTM EBITDA Multiple	-	-	-	-	-	-	-	-	-	-	-	12.4 x	-	-	-
Target NTM Revenue Growth	13 %	11 %	11 %	7 %	0 %	0 %	3 %	3 %	10 %	7 %	6 %	7 %	3 %	5 %	12 %
Target NTM Operating Margin	25 %	12 %	16 %	16 %	-	-	18 %	15 %	42 %	16 %	22 %	27 %	26 %	-	21 %

Source: Public Filings, FactSet

[1] Transaction multiple reflects metrics at announcement. NTM EBITDA reflects median consensus estimates for the next twelve-month period as of transaction announcement date. [2] Transaction value includes convertible note breakage costs assuming takeout date per anticipated transaction close referenced in announcement press release. Convertible note breakage costs exclude any impact from capped call unwind.

Financial Analysis 22

Precedent M&A Transaction Premia 2019 – 2024 YTD | All Cash TMT Deals Median Premia to Undisturbed Price Median Premia to 52-Week High th th 75 percentile: 53% 75 percentile: 11% th th 25 percentile: 25% 25 percentile: (24)% Median: (2)% Median: 34% 10% 44% 5% 32% 32% 33% 31% 2% 26% (2)% (6)% 2019 2020 2021 2022 2023 2024 YTD 2020 2021 2022 2023 2024 YTD Source: FactSet as of 05-Jun-2024 Note: Includes all-cash U.S. TMT M&A transactions since 01-Jan-2019 with an enterprise value greater than $200mm. N = 173. Financial Analysis 23

Appendix A: Supplementary Materials

Goldman Sachs

Common Stock Comparison ($ in millions, except per share data)

INVESTMENT BANKING

Company Name	Closing Price	% of 52-Week High	Fully Diluted Equity Value	Enterprise Value	EV / Revenue CY2024	EV / Revenue CY2025	EV / EBITDA CY2024	EV / EBITDA CY2025	EV / uFCF CY2024	EV / uFCF CY2025	Revenue Growth LFQ	Revenue Growth '23 - '25	EBITDA Margin CY2024	EBITDA Margin CY2025	uFCF Margin CY2024	uFCF Margin CY2025
Picasso (Management)	**$ 22.24**	**89 %**	**$ 4.8**	**$ 6.1**	**7.8 x**	**7.0 x**	**22.2 x**	**18.8 x**	**24.7 x**	**19.6 x**	**16 %**	**11 %**	**35 %**	**37 %**	**31 %**	**36 %**
Picasso (Street)	**$ 22.24**	**89 %**	**$ 4.8**	**$ 6.1**	**7.8 x**	**7.0 x**	**22.7 x**	**20.0 x**	**26.7 x**	**21.9 x**	**16 %**	**11 %**	**34 %**	**35 %**	**29 %**	**32 %**
Vertical Software Peers																
Appfolio	$ 231.43	93 %	$ 8.6	$ 8.4	10.9 x	9.1 x	41.4 x	31.6 x	46.2 x	38.5 x	38 %	20 %	26 %	29 %	24 %	24 %
AspenTech	210.54	95	13.5	13.3	11.4	10.5	28.4	25.1	36.8	32.5	21	9	40	42	31	32
Autodesk	216.28	81	47.9	47.9	8.0	7.2	21.4	19.1	33.4	23.9	12	11	37	38	24	30
Descartes	92.57	93	8.1	7.9	12.5	11.2	28.1	24.9	36.0	29.7	12	11	44	45	35	38
Guidewire	127.46	100	10.6	10.3	10.0	8.8	71.8	49.6	67.6	49.4	16	12	14	18	15	18
Instructure	22.46	79	3.3	4.3	6.6	6.0	15.9	14.3	19.4	16.9	21	9	41	42	34	35
JAMF	15.55	70	2.2	2.4	3.8	3.4	23.8	15.8	29.9	14.6	15	14	16	21	13	23
Ncino	29.62	79	3.7	3.6	6.8	5.9	39.2	29.5	48.8	33.0	13	17	17	20	14	18
Procore	66.28	80	10.5	9.8	8.5	7.1	56.2	40.7	68.7	49.9	26	19	15	18	12	14
SPS Commerce	190.26	90	7.2	6.9	11.1	9.7	37.3	31.5	51.8	41.4	19	15	30	31	21	23
Tyler Technologies	483.83	97	21.2	21.6	10.1	9.2	38.1	33.7	52.0	45.1	9	9	27	27	20	20
Veeva	181.69	77	29.9	25.1	9.4	8.3	23.4	20.4	22.4	19.5	24	13	40	41	42	43
			Peer Mean		**9.1 x**	**8.0 x**	**35.4 x**	**28.0 x**	**42.7 x**	**32.9 x**	**19 %**	**13 %**	**29 %**	**31 %**	**24 %**	**27 %**
			Peer Median		**9.7 x**	**8.6 x**	**32.8 x**	**27.3 x**	**41.5 x**	**32.8 x**	**17 %**	**12 %**	**28 %**	**30 %**	**23 %**	**23 %**

Source: Picasso Management Plan, Company filings, FactSet median consensus estimates; market data as of 05-Jun-2024. Note: Maximum threshold for trading multiples set to 55.0x.

Supplementary Materials 25

Projected Unlevered Free Cash Flow 10.75 Year DCF at 31-Mar-2024 | (US$ in millions) Terminal Q2-Q4'24B 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E Year Total Revenue $ 604 $ 874 $ 975 $ 1,093 $ 1,231 $ 1,392 $ 1,552 $ 1,707 $ 1,852 $ 1,977 $ 2,076 $ 2,076 % YoY Growth 11% 12% 12% 13% 13% 12% 10% 9% 7% 5 % Adj. EBITDA (Unburdened by SBC) $ 218 $ 327 $ 378 $ 439 $ 513 $ 595 $ 677 $ 760 $ 849 $ 925 $ 986 $ 986 % Margin 36% 37% 39% 40% 42% 43% 44% 45% 46% 47% 48% 48% % YoY Growth 18% 16% 16% 17% 16% 14% 12% 12% 9% 92% (65) (96) (107) (120) (135) (153) (171) (188) (204) (218) (228) (228) (-) Stock Based Compensation 11% 11% 11% 11% 11% 11% 11% 11% 11% 11% 11% 11% % of Revenue Adjusted EBITDA (Burdened by SBC) $ 153 $ 231 $ 271 $ 319 $ 378 $ 442 $ 507 $ 572 $ 646 $ 708 $ 758 $ 758 25% 26% 28% 29% 31% 32% 33% 34% 35% 36% 37% 37% % Margin (109) (156) (154) (155) (155) (165) (155) (152) (150) (147) (144) (144) (-) Depreciation and Amortization 18% 18% 16% 14% 13% 12% 10% 9% 8% 7% 7% 7% % of Revenue Adjusted EBIT (Burdened by SBC) $ 44 $ 75 $ 117 $ 164 $ 223 $ 277 $ 352 $ 420 $ 496 $ 561 $ 614 $ 614 7% 9% 12% 15% 18% 20% 23% 25% 27% 28% 30% 30% % Margin Adjusted EBIT (Burdened by SBC) $ 44 $ 75 $ 117 $ 164 $ 223 $ 277 $ 352 $ 420 $ 496 $ 561 $ 614 $ 614 1 0 0 0 0 (32) (48) (64) (81) (101) (117) (130) (153) (-) Cash Taxes % of Adjusted EBIT (Burdened by SBC) 0% 0% 0% 0% 14% 17% 18% 19% 20% 21% 21% 25% (+) Depreciation and Amortization 109 156 154 155 155 165 155 152 150 147 144 144 18% 18% 16% 14% 13% 12% 10% 9% 8% 7% 7% 7% % of Revenue (-/+) Inc / Dec in Deferred Revenue 130 53 59 68 81 93 103 114 123 132 138 138 0% 61% 58% 58% 59% 58% 65% 73% 85% 105% 140% 140% % of Revenue (-/+) (Inc) / Dec in Net Working Capital (2) (17) (20) (24) (28) (32) (36) (39) (43) (46) (48) (48) (0)% (2)% (2)% (2)% (2)% (2)% (2)% (2)% (2)% (2)% (2)% (2)% % of Revenue (-) Purchase of PP&E (3) (5) (6) (7) (7) (8) (9) (10) (11) (12) (12) (12) (1)% (1)% (1)% (1)% (1)% (1)% (1)% (1)% (1)% (1)% (1)% (1)% % of Revenue (-) India Office Expansion 0 0 0 0 0 0 0 0 0 0 0 0 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% % of Revenue (-) Capitalized Product Dev. Costs (31) (44) (46) (49) (52) (59) (63) (66) (68) (68) (67) (43) (5)% (5)% (5)% (5)% (4)% (4)% (4)% (4)% (4)% (3)% (3)% (2)% % of Revenue (-) Cash Paid for Acquisitions (32) 0 0 0 0 0 0 0 0 0 0 0 Unlevered Free Cash Flow $ 216 $ 217 $ 258 $ 307 $ 340 $ 387 $ 438 $ 489 $ 547 $ 597 $ 638 $ 640 % Margin 36% 25% 26% 28% 28% 28% 28% 29% 30% 30% 31% 31% % YoY Growth 81% 19% 19% 10% 14% 13% 12% 12% 9% 7 % Source: Picasso Management Plan Note: Based on valuation date of 31-Mar-2024, projection period of 10.75 years, to year-end 2034 (final year of Picasso Management Plan). 1 Excludes impact of TRA and assumes 25% corporate tax rate for the terminal year, per company management. Supplementary Materials 26